UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2009

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)
280 Park Avenue
New York, NY 10017
(Address of Principal Executive Offices)
(212) 922-1640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On October 6, 2009, Dover Corporation (the “Company”) hosted an investor meeting at the Colonial Heights, Virginia, facility of its Hill PHOENIX subsidiary. The meeting included a tour of the Hill PHOENIX case manufacturing plant and a presentation concerning recent trends in the Company’s end markets and developments across the Company. The presentation materials given to investors were posted on the Company’s website at the beginning of the meeting and can be found in the Investor Information section of the website. We have attached as exhibits 99.1 and 99.2 copies of the presentations.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits. The following exhibits are furnished as part of this report:
99.1	Dover Engineered Systems 2009 Overview Presentation Posted on Dover Corporation’s Website at http://dovercorporation.com.

99.2	Hill PHOENIX Investor Trip Presentation Posted on Dover Corporation’s Website at http://dovercorporation.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2009	DOVER CORPORATION (Registrant)
	By:	/s/ Brad M. Cerepak
Brad M. Cerepak
Vice President, Finance & Chief Financial Officer